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                                POWER OF ATTORNEY
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IRWIN B. HOLZMAN

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                                       To

ARDEN E. SHENKER

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After recording, return to (Name, Address, Zip):



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                    STATE OF OREGON,
                      County of ____________________________ } ss.

                         I certify that the within  instrument  was received for
                    record on the _____ day of  ____________________ , 19_____ ,
 SPACE RESERVED     at  ________________  o'clock  _____ .M.,  and  recorded  in
       FOR          book/reel/volume   No.  __________  on  page  ______________
 RECORDER'S USE     and/or   as   fee/file/instrument/microfilm/reception    No.
                    _____________,  Records of said County.
                         Witness my hand and seal of County affixed.

                    ____________________________________________________________
                                   NAME                     TITLE

                    By _______________________________________________ , Deputy.

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     KNOW ALL BY THESE  PRESENTS  that I, IRWIN B. HOLZMAN  --------------------
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have made,  constituted  and  appointed,  and by these  presents do hereby make, constitute  and  appoint  ------------------------------------------------------
---------------------------ARDEN E. SHENKER-------------------------------------
my true and lawful attorney for me and in my name, place and stead, and for my use and benefit: to demand, sue for, recover, collect and receive all such sums
of  money,  debts,  rents,  dues,  accounts,  legacies,   bequests,   interests,
dividends, annuities and demands whatsoever, as are now or shall hereafter become due, owing, payable or belonging to me; to have, use and take all lawful ways and means in my name or otherwise for the recovery thereof, and to compromise, settle and adjust and to execute and deliver acquittances or other sufficient discharges for any of the same; to bargain, contract for, purchase, receive and take lands, tenements, hereditaments, and accept the seisin and possession thereof and all deeds and other assurances in the law therefor, and to lease, let, demise, bargain, sell, remise, release, convey, mortgage and hypothecate lands, tenements and hereditaments, including my right of homestead in any of the same for such price, upon such terms and conditions and with such covenants as my attorney shall think fit; to sell, transfer and deliver all or any shares of stock owned by me in any corporation for any price and receive payment therefor, and to vote any such stock as my proxy; to bargain for, buy, sell, mortgage, hypothecate and in any and every way and manner deal in and with goods, wares and merchandise, choses in action, and other property in possession or in action, and to make, do and transact all and every kind of business of whatsoever nature or kind; for me and in my name and as my act and deed, to sign, seal, execute, acknowledge and deliver all deeds, covenants, indentures, agreements, trust agreements, mortgages, pledges, hypothecations, bills of
lading,  bills,  bonds,  notes,  evidences  of  debt,  receipts,   releases  and
satisfactions of mortgages, judgments and other debts payable to me and other instruments in writing of whatever kind and nature which my attorney in his/her absolute (discretion shall deem to be for my best interests; to have access to any safe deposit box which has been rented in my name, or in the name of myself and any other person or persons; to sell, discount, endorse, deliver and/or deposit all checks, drafts, notes and negotiable instruments payable to my order; to withdraw any moneys deposited in my name with any bank, by check or otherwise, and generally to do any business with any bank or banker on my behalf; to complete, sign, and deliver any tax return or form and pay taxes thereon or collect refunds therefrom; also to act on my behalf as Administrator of Pension and Profit Sharing Plans for reporting purposes and all other ancillary purposes.

     GIVING AND GRANTING unto my attorney the full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my attorney shall lawfully do or cause to be done by virtue of these presents.
     This power shall take effect on July 22, 1998, and terminate on July 24, 1998, at 6 p.m. EDT.
     In construing this instrument, and where the context so requires, the singular includes the plural.


     IN WITNESS  WHEREOF,  I have  hereunto  set my hand on 22 July, 1998.

                                /S/ IRWIN B. HOLZMAN
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          STATE OF OREGON, County of Deschutes) ss.
               This instrument was acknowledged before me on July 22, 1998,

          by /S/ IRWIN B. HOLZMAN
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[SEAL]             OFFICIAL SEAL
                ROCHELLE A. JOHNSON
              NOTARY PUBLIC - OREGON
               COMMISSION NO. 062224
        MY COMMISSION EXPIRES APR 23, 2001


                                   /S/ ROCHELLE A. JOHNSON
                                   ---------------------------------------------
                                   Notary Public for Oregon
                                   My commission expires 4/23/2001

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